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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Barr Laboratories, Inc. on Form S-4 of our report dated August 7, 2000, (May 2, 2001, as to Note 1) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 1) appearing in the Annual Report on Form 10-K/A of Barr Laboratories, Inc. and to the references to us under the headings "Select Historical Consolidated Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Stamford, Connecticut
August 6, 2001